Exhibit 99.1
RXi Pharmaceuticals Announces $8.7 Million Private Placement
Worcester, MA — June 24, 2008 — RXi Pharmaceuticals Corporation (“RXi”) (NASDAQ: RXII), today announced that it has entered into definitive agreements with institutional investors to issue and sell an aggregate of 1,073,299 shares of its common stock in a private placement at a price of $8.12 per share, resulting in aggregate gross proceeds of approximately $8.7 million. Jefferies & Company acted as the lead placement agent and Natixis Bleichroeder Inc., Broadpoint Securities Group, Inc. and Griffin Securities, Inc. acted as the co-placement agents for the private placement. The private placement is expected to close on or around Wednesday, June 25, 2008, subject to customary closing conditions.
The Company intends to use the net proceeds from the offering for working capital and other general corporate purposes, including building its pipeline of rxRNA™ compounds for potential alliances, internal development and collaborations.
The securities issued in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”), or applicable state securities laws, and accordingly may not be offered or sold in the United States except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act and such applicable state and securities laws. The company has agreed to file a registration statement with the Securities and Exchange Commission registering for resale the shares of common stock issued in this private placement.
This press release shall not constitute an offer to sell or the solicitation of an offer to buy securities, nor shall there be any sale of these securities in any state in which such offer, solicitation or sale would be unlawful.
About RXi Pharmaceuticals
RXi Pharmaceuticals is a discovery-stage biopharmaceutical company pursuing the development and potential commercialization of proprietary therapeutics based on RNA interference (RNAi) for the treatment of human diseases. RXi Pharmaceuticals’ rxRNA™ compounds are distinct from the siRNA compounds used by many other companies developing RNAi therapeutics and are believed by the Company, based on its internal research, to be up to 100 times more active than conventional siRNA (depending on the target site), nuclease resistant and readily manufactured. RXi Pharmaceuticals believes it is well positioned to compete successfully in the RNAi-based therapeutics market with its accomplished scientific advisors, including Dr. Craig Mello, recipient of the 2006 Nobel Prize for his co-discovery of RNAi, a management team that is experienced in developing RNAi products, and a strong early intellectual property position. www.rxipharma.com
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements include, but are not limited to, statements about future expectations, plan and future development of RXi Pharmaceutical Corporation’s products and technologies. These forward-looking statements about future expectations, plans and prospects of the development of RXi Pharmaceutical Corporation’s products and technologies involve significant risks, uncertainties and assumptions, including the risk that the development of our RNAi-based therapeutics may be delayed or may not proceed as planned and we may not be able to complete development of any RNAi-based product, the risk that the FDA approval process may be delayed for any drugs that we develop, and the possibility that other companies or organizations may assert patent rights that prevent us from developing our products. Actual results may differ materially from those RXi Pharmaceuticals Corporation contemplated by these forward-looking statements. RXi Pharmaceuticals Corporation does not undertake to update any of these forward-looking statements to reflect a change in its views or events or circumstances that occur after the date of this release.

Contacts:
Donna Falcetti	Susan Noonan (investors)	Eric Goldman (media)
Rxi Pharmaceuticals	SAN Group	Rx Communications Group
508-929-3615	212-966-3650	917-322-2563
ir@rxipharma.com	susan@sanoonan.com	egoldman@rxir.com